Exhibit 10.17

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), dated April 20, 2011 (the “Grant Date”), is made by and between Walter Energy, Inc., a Delaware corporation (the “Company”) and <NAME>, an Independent Director of the Company (or one of its Subsidiaries, as defined herein), hereinafter referred to as the “Optionee”:

WHEREAS, pursuant to the 2002 Long-Term Incentive Award Plan of Walter Energy, Inc. (the “Plan”) the Company has granted to the Optionee, effective as of the Grant Date, an option to purchase a number of shares of its common stock, par value $0.01 per share (the “Common Stock”) on the terms and subject to the conditions set forth in this Agreement and the Plan;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan.  The masculine pronoun shall include the feminine, and the singular the plural, where the context so indicates.

Section 1.1              “Board” shall mean the Board of Directors of the Company.

Section 1.2              “Change in Control.” shall mean a change in ownership or control of the Company effected through any of the following transactions:

(a)                                  (i)                                     Any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or any person which as of the date of adoption of this Plan by the Board, has “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities) directly or indirectly acquires beneficial ownership of securities possessing more than 40% of the total combined voting power of the Company’s outstanding securities, or

(ii)                                  Any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) who is not, as of the date of adoption of this Plan by the Board, a beneficial owner of 1% or more of the total combined voting power of the Company’s outstanding securities, directly or indirectly acquires beneficial ownership of securities possessing more than 25% of the total combined voting power of the Company’s outstanding securities and is, upon the consummation of such acquisition, the beneficial owner of the largest percentage of the total combined voting power of the Company’s outstanding securities; or

(b)                                 There is a change in the composition of the Board over a period of 36 consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

(c)                                  The stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(d)                                 Notwithstanding the foregoing, a transaction or series of transactions in which Walter Industries separates one or more of its existing businesses, whether by sale, spin-off or otherwise, and whether or not any such transaction or series of transactions requires a vote of the stockholders, shall not be considered a “Change in Control.”

(e)                                  The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale, lease or other disposition by the Company of all or substantially all of the Company’s assets.

Section 1.3              “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4              “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

Section 1.5              “Company” shall mean Walter Energy, Inc., a Delaware corporation.

Section 1.6              “Director” shall mean a member of the Board.

Section 1.7              “Eligible Representative” shall mean, upon the Optionee’s death, the Optionee’s personal representative or such other person as is empowered under the deceased Optionee’s will or the then applicable laws of descent and distribution to represent the Optionee hereunder.

Section 1.8              “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

Section 1.9              “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.10        “Independent Director” shall mean a Director who is not an Employee of the Company.

Section 1.11        “Option” shall mean the non-qualified option to purchase Common Stock of the Company granted under this Agreement, which option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

Section 1.12        “Plan” shall mean the 2002 Long-Term Incentive Award Plan of Walter Energy, Inc.

Section 1.13        “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

Section 1.14        “Secretary” shall mean the Secretary of the Company.

Section 1.15        “Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.16        “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.17        “Termination of Directorship” shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.  The Board, in its discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

ARTICLE II.
GRANT OF OPTION

Section 2.1              Grant of Option.  In consideration of the Optionee’s agreement to remain in the service of the Company or its Subsidiaries and for other good and valuable consideration, on the effective date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of <NUMBER OF SHARES> shares of Common Stock (the “Option”) upon the terms and conditions set forth in this Agreement.

Section 2.2              Options Subject to the Plan.  The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article VI and Sections 11.1, 11.2 and 11.3 thereof.

Section 2.3              Option Price.  The purchase price of the shares of Common Stock covered by the Option shall be $132.75 per share (without commission or other charge).

Section 2.4              Optionee’s Services as a Director.  Nothing in this Agreement shall confer upon the Optionee any right to continue in the service of the Company or any Subsidiary (as a director or otherwise) or shall interfere with or restrict in any way the right of the Company or its Subsidiaries or stockholders, as the case may be, to increase or decrease the Optionee’s fees at any time.

ARTICLE III.
PERIOD OF EXERCISABILITY

Section 3.1              Commencement of Exercisability

(a)                                  Subject to subsections (b), (c) and (d) and Section 3.3, the Option shall become exercisable in three cumulative installments as follows:

(i)                                     The first installment shall consist of one-third (1/3) of the shares covered by the Option and shall become exercisable on the first anniversary of the Grant Date;

(ii)                                  The second installment shall consist of one-third (1/3) of the shares covered by the Option and shall become exercisable on the second anniversary of the Grant Date; and

(iii)                               The third installment shall consist of one-third (1/3) of the shares covered by the Option and shall become exercisable on the third anniversary of the Grant Date.

(b)                                 Notwithstanding subsection (a), but subject to subsection (d) and Section 3.3, the Option shall become fully exercisable upon the date of consummation of the first Change in Control.

(c)                                  Notwithstanding subsection (a), but subject to Section 3.3, the Option shall become fully exercisable upon the Optionee’s Termination of Directorship for reason of retirement provided that (i) the Optionee is at least age 65 and (ii) the Optionee has served as an Independent Director for at least five years.

(d)                                 Except as provided for in subsection (c), no portion of the Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

Section 3.2              Duration of Exercisability.  The installments provided for in Section 3.1 are cumulative.  Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3              Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                                  The expiration of ten years from the Grant Date; or

(b)                                 Except as the Board may otherwise approve (subject to compliance with the requirements of Section 409A related to modifications and extensions of stock rights), the date of the Optionee’s Termination of Directorship by reason of termination for “cause” as determined by the Board in its discretion; or

(c)                                  The expiration of 90 days from the date of the Optionee’s Termination of Directorship for any reason other than his or her death; or

(d)                                 The expiration of one (1) year from the date of the Optionee’s Termination of Directorship by reason of his or her death.

ARTICLE IV.
EXERCISE OF OPTION

Section 4.1              Person Eligible to Exercise.  During the lifetime of the Optionee, only he or she may exercise the Option or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his or her Eligible Representative.

Section 4.2              Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than 100 shares (or the total amount then exercisable pursuant to Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3              Manner of Exercise.  The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article VI of the Plan.

Section 4.4              Conditions to Issuance of Stock Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions set forth in Section 6.3 of the Plan.

Section 4.5              Rights as Shareholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V.
OTHER PROVISIONS

Section 5.1              Administration.  The Board shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Option as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Option. Without limiting the generality of the foregoing, the Board may, without obtaining the written consent of the Optionee, amend this Agreement in any manner that it deems necessary or desirable to comply with the requirements of Section 409A of the Code or an exemption thereto.

Section 5.2              Transferability of Option. Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed.  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 5.3              Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.3.  Any notice shall be deemed duly given five (5) days after such notice is enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and deposited as Certified Mail or Registered Mail, Return Receipt Requested (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; provided, however, that any notice to be given by the Optionee relating to the exercise of the

Option or any portion thereof shall be deemed duly given upon receipt by the Secretary or his office.

Section 5.4              Entire Agreement.  This Agreement and the Plan constitute the entire understanding between Optionee and the Company regarding the Options.  This Agreement and the Plan supersedes any prior agreements, commitments or negotiations concerning the Option.

Section 5.5              Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6              Construction.  This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

Section 5.7              Conformity to Securities Laws.  The Optionee acknowledges that this Option is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

WALTER ENERGY, INC.

Chief Executive Officer

Name of Optionee

Residence Address

Optionee’s Social
Security Number: